(h)(2)(i)

February 29, 2012

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Administration Agreement dated May 1, 2002, as amended and restated on December 31, 2008 between ING Series Fund, Inc. and ING Funds Services, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Large Cap Growth Fund, a newly established series of ING Series Fund, Inc. (the “Fund”), effective on February 29, 2012, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual administration fees indicated for the series, is attached hereto.

The Amended Schedule A has also been updated to reflect the removal of ING Tactical Asset Allocation Fund because this series recently liquidated.

Please signify your acceptance to act as Administrator under the Agreement with respect to the Fund.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Series Fund, Inc.

ACCEPTED AND AGREED TO:

ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Series Fund, Inc.

(h)(2)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

between

ING SERIES FUND, INC.

and

ING FUNDS SERVICES, LLC

Series	Administrative Services Fee
(as a percentage of managed assets)
ING Alternative Beta Fund	0.10%

ING Capital Allocation Fund	0.08%

ING Core Equity Research Fund	0.08%

ING Corporate Leaders 100 Fund	0.10%

ING Global Target Payment Fund	0.10%

ING Index Plus LargeCap Fund	0.08%

ING Index Plus MidCap Fund	0.08%

ING Index Plus SmallCap Fund	0.08%

ING Large Cap Growth Fund	0.10%

ING Small Company Fund	0.08%